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                                                                     EXHIBIT 5.1



                                  June 30, 2000

Visible Genetics Inc.
700 Bay Street, Suite 1000
Toronto, Ontario
Canada M5G 1Z6

Dear Sirs & Mesdames:

Re: REGISTRATION STATEMENT ON FORM F-3

         We have acted as Ontario counsel to Visible Genetics Inc., a corporation formed under the laws of the Province of Ontario, Canada (the "Registrant"). We understand that the Registrant has filed a Registration Statement on Form F-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 1,927,134 common shares (the "Shares"), no par value per share, to be sold by a shareholder of the Registrant GeneVest Inc. (the Selling Shareholder").

         For purposes of expressing the opinion set forth herein, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Registrant or the Selling Shareholder.

         We are solicitors qualified to practice law in the Province of Ontario and express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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         Based upon and subject to the foregoing, we are of the opinion that the
Shares are outstanding as fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                       Yours very truly,

                                       /s/ OSLER, HOSKIN & HARCOURT LLP
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